Exhibit 10.10

NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (this “Agreement”) is dated as of October 28, 2004, by and between Digital Realty, Inc., a Maryland corporation (the “Company”), and Global Innovation Partners, LLC, a Delaware limited liability company (the “Fund”).

WHEREAS, the Fund entered into a Contribution Agreement, dated as of July 31, 2004 (the “Contribution Agreement”), pursuant to which the Fund agreed, subject to certain conditions and upon the closing of related transactions (the “Closing”), to contribute to the Operating Partnership, all of its right, title and interest, as a partner or member, in each of the partnerships and limited liability companies which hold an interest in certain commercial properties (the “Contributed Properties”), in exchange for a limited partnership interest in Digital Realty Trust, L.P., a Maryland limited partnership (the “Operating Partnership”), the general partner of which is the Company; and

WHEREAS, the Company and the Fund agree that, in connection with the consummation of the contribution of the Contributed Properties to the Operating Partnership, the Fund will agree to the restrictions upon competition with the Company following the Closing set forth herein.

NOW, THEREFORE, in furtherance of the foregoing and in exchange for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Noncompetition.

(a) During the remainder of the “Investment Period” of the Fund (through February 28, 2006), the Fund shall not, unless agreed to in writing by the Company, engage in Competition, as defined below.

(b) The term “Competition” for purposes of this Agreement shall mean acquiring or owning interests in, directly or indirectly, including as principal, partner, stockholder or manager of any partnership, corporation or any other entity, Technology Real Estate located in the United States or Europe; provided that it is not the intent of the parties to limit the members of the Fund, so long as they do not act with or through the Fund or entities controlled by the Fund. For purposes of this Agreement, “Technology Real Estate” shall mean commercial real estate buildings that are used principally (i) to provide infrastructure required by companies in the data, voice and wireless communications industry; (ii) to provide the physical environment required for businesses in the disaster recovery, IT outsourcing and collocation industries, (iii) to provide highly specialized manufacturing environments for manufacturing of technology products or (iv) as headquarter office facilities for technology companies (or any combination of the foregoing). The term “Competition” shall not include (x) the provision of management or other services in respect of real estate (provided such real estate is not owned or acquired by the Fund in violation of this Agreement); (y) the Fund’s ownership of the Option Properties described in Exhibit A hereto; or (z) the Fund’s acquisition of any entity of which the ownership of Technology Real Estate does not comprise the primary business, provided such business accounts for less than 35% of the total enterprise value of such entity, as determined on the date of its acquisition by the Fund.

2. Remedies. The parties acknowledges that in the event of breach by the Fund of the terms of Section 1 hereof, the damages to the Company may be difficult to calculate and accordingly, the sole remedy for such breach shall be to require the Fund to transfer any asset it acquires in violation of this Agreement to the Operating Partnership or the Company for a purchase price equal to the price paid by the Fund; provided that such remedy must be exercised by the Company (or it will be forever waived) with respect to any real estate investment by the Fund within 90 days of receipt of notice from the Fund that it has made any such real estate investment; provided further that the closing of such transfer to the Company shall be consummated not less than 30 days nor more than more than 90 days from the date of exercise of this remedy by the Company. In connection with any such notice, the Fund agrees to disclose to the Company, subject to reasonable confidentiality provisions, sufficient information about the real estate investment to enable the Company to determine whether a breach of this Agreement has occurred.

3. Attorneys’ Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach or default in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, including any appeal of such action or proceeding, in addition to any other relief to which that party may be entitled.

4. Severability. Any provision of this Agreement which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this paragraph, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that any other provisions of this Agreement invalid, illegal or unenforceable in any other jurisdiction. Notwithstanding the foregoing, if any provision of this Agreement should be deemed invalid, illegal or unenforceable because its scope or duration is considered excessive, such provision shall be modified so that the scope of the provision is reduced only to the minimum extent necessary to render the modified provision valid, legal and enforceable.

5. Governing Law. This Agreement shall be governed, construed, interpreted and enforced in accordance with the laws of the State of California, without regard to the conflict of laws principles thereof.

6. Entire Agreement. This Agreement contains the entire agreement and understanding between the Company, the Operating Partnership and the Fund with respect to the subject matter hereof, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. This Agreement shall not be changed unless in writing and signed by both the Fund and the Company.

7. Assignment. This Agreement may not be assigned by the Fund, but may be assigned by the Company and the Operating Partnership to any entity that succeeds to its business substantially in its entirety and will inure to the benefit of and be binding upon any such successor.

8. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (i) when personally delivered, (ii) when transmitted by telecopy, electronic or digital transmission with receipt confirmed, (iii) one day after delivery to a nationally recognized overnight air courier guaranteeing next day delivery, or (iv) upon receipt if sent by certified or registered mail. In each case, notice shall be sent to:

If to the Fund:	Global Innovation Partners, LLC
2730 Sand Hill Road, Suite 280
Menlo Park, California 94025
Phone: (650) 233-3600
Facsimile: (650) 233-3601
Attn: Richard A. Magnuson

If to the Company
and to the Operating Partnership:	Digital Realty Trust, Inc.
2730 Sand Hill Road, Suite 280
Menlo Park, California 94025
Phone: (650) 233-3600
Facsimile: (650) 233-3601
Attn: Michael F. Foust

9. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

THE COMPANY

Digital Realty Trust, Inc.,
a Maryland corporation

By:		/s/ Michael F. Foust
Michael F. Foust
Chief Executive Officer and Director

Digital Realty Trust, L.P.,
a Maryland limited partnership

By:		Digital Realty, Inc.,
a Maryland corporation,
Its: General Partner

	By:	/s/ Michael F. Foust
Michael F. Foust
Chief Executive Officer and Director

THE FUND

Global Innovation Partners, LLC,
a Delaware limited liability company

By:		/s/ Richard A. Magnuson
Richard A. Magnuson

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